UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        March 3, 2011

Syms Corp

(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 3, 2011, Syms Corp., as Seller, entered into a Purchase and Sale Agreement dated as of February 28, 2011 with Hines Interests Limited Partnership, a Delaware limited partnership, as Purchaser, for the sale of the property located at 1900 Chapman Avenue, Rockville, Maryland (the “Property”) for a sale price of Fifteen Million Dollars ($15,000,000).

Based upon the terms stated in the Purchase and Sale Agreement, Seller shall remain in possession of the Property and continue operations of the Syms Clothing store at this location per the terms of a lease agreement to be finalized prior to the scheduled closing on the Property on or about March 30, 2011. Closing of the purchase and sale is subject to customary conditions.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.  The Registrant shall file the above-mentioned Purchase and Sale Agreement with its Annual Report on Form 10-K for the year ended February 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Seth L. Udasin
Name: Seth L. Udasin
Title: Senior Vice President and
Chief Financial and Administrative Officer

Dated: March 8, 2011